UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 17, 2018

QAD Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22823	77-0105228
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Innovation Place, Santa Barbara, California	93108
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (805) 566-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

On October 17, 2018, Pam Lopker, President and a member of the board of directors of QAD Inc. (the “Company”), acting as Trustee of the Lopker Living Trust (the “Trust”), adopted a stock trading plan pursuant to the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and in accordance with the policies of the Company (the “Trading Plan”).

Under the Trading Plan, Ms. Lopker has authorized the sale on behalf of the Trust of up to 852,000 shares of the Company’s Class A common stock, over an eighteen-month period, on the open market at prevailing market prices, subject to minimum price thresholds specified in the Trading Plan. Trading under the plan may commence on December 3, 2018 and is scheduled to terminate on or before May 29, 2020.

The primary purpose of the Trading Plan is to allow the Trust to sell a portion of its Company stock over time to provide liquidity to pay income taxes resulting from the exercise of certain Stock Appreciation Rights (“SARs”) previously issued by the Company to Ms. Lopker’s late husband, Mr. Karl Lopker, which SARs will be forfeited if not exercised by August 25, 2019.

Ms. Lopker will have no discretion over the sales of common stock under the Trading Plan. Any transactions under the Trading Plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission when due.

Except as may be required by law, the Company does not undertake to report Rule 10b5-1 trading plans that may be adopted by any officers or directors in the future, or to report any modifications or termination of any publicly announced trading plan.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QAD Inc.

Date: October 19, 2018	By: /s/ Daniel Lender
Daniel Lender
Chief Financial Officer